Exhibit 10.2

Date:

To

TUFIN SOFTWARE TECHNOLOGIES LTD.
(the “Company”)

Letter of Indemnification
(the “Letter” or the “Indemnification Letter”)

Whereas, on [•], 2019 the Company’s board of directors (the “Board”) determined it wishes to indemnify and advance expenses to the Officers of the Company in accordance with the Companies Law, 5759-1999 (the “Companies Law”), and wishes to indemnify and advance expenses to director nominees of the Company, each as set forth in this Letter; and

Whereas, on [•], 2019, at the General Meeting of the Company, the Company, following the approval of the Board, determined it wishes to indemnify and advance expenses to the Officers of the Company in accordance with the Companies Law, and wishes to indemnify and advance expenses to director nominees of the Company, each as set forth in this Letter.

WE HEREBY DECLARE THAT:

1.	Obligation to indemnify:
The Company hereby undertakes:

1.1.
To indemnify you for any liability or expense, as detailed below, imposed upon you for actions taken (including actions preceding the date of this Letter) and/or actions that will be taken, by virtue of your service as an Officer of the Company or an Officer on behalf of the Company in a company controlled by the Company or in which the Company has an interest (such companies being referred to herein as the “Subsidiaries”), as follows:

1.1.1.
A monetary liability that you incur or that is imposed on you in favor of another person pursuant to a court judgment, including a judgment given in a settlement entered into consistent with the terms of this Letter or a decision of an arbitrator that is enforceable against you and approved by a competent court, provided that such acts pertain to one or more of the events set out in the Schedule hereto (the “Schedule”);

1.1.2.
Reasonable litigation expenses, including legal fees that you incur or which are ordered to pay by a court in connection with proceedings filed against you by or on behalf of the Company or by a third party, or in a criminal proceeding in which you are acquitted, or in a criminal proceeding in which you are convicted of a felony but which does not require criminal intent;

1.1.3.
Reasonable litigation expenses, including reasonable legal fees that you incur in connection with an investigation or proceeding conducted against you by an authority authorized to conduct such investigation or proceeding and which concluded without the filing of an indictment against you and without you being subject to a financial obligation as a substitute for a criminal proceeding, or that concluded without the filing of an indictment against you but with the imposition of a financial obligation as a substitute for a criminal proceeding relating to an offence which does not require proof of criminal intent, or in connection with a monetary sanction, within the meaning of the relevant terms in the Companies Law;

1.1.4.
A financial liability that you incur for payment to persons or entities harmed as a result of violations in Administrative Proceedings, as detailed in section 52(54)(A)(1)(a) of the Israeli Securities Law, 1965 (the “Securities Law”). For this purpose “Administrative Proceeding” shall mean a proceeding pursuant to Chapters H3 (Imposition of Monetary Sanction by the Israel Securities Authority), H4 (Imposition of Administrative Enforcement Means by the Administrative Enforcement Committee) or I1 (Settlement for the Avoidance of Commencing Proceedings or Cessation of Proceedings, Conditioned upon Conditions) of the Securities Law, as shall be amended from time to time;

1.1.5.	Expenses that you incur in connection with Administrative Proceedings (as defined above) you were involved in, including reasonable litigation fees and attorneys’ fees;

1.1.6.	Any other matter in respect of which it is permitted or will be permitted under applicable law to indemnify an Officer of the Company.
For the avoidance of doubt, any reference to “expenses” shall include all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other out-of-pocket disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a proceeding enumerated above or an appeal resulting from a proceeding to which you are a party.

1.2.
The aggregate and accumulated indemnification amount that the Company may pay to its Officers and its director nominees (in addition to sums that may be received from insurance companies in connection with insurance policies that the Company has purchased as set forth in Section 1.3 below) pursuant to all the letters of indemnification issued and/or that shall be issued by the Company pursuant to the indemnification decisions (including in connection with an offering to the public of the Company's securities), shall not exceed the greatest of (i) in relation to indemnity in connection with an offering to the public of the Company's securities, the aggregate amount of proceeds from the sale by the Company and/or any shareholder of the Company in connection with such public offering; (ii) 25% of the Company’s total shareholders’ equity pursuant to the Company’s most recent financial statements as of the time of the actual payment of indemnification, and (iii) $40 million (as may be increased from time to time by shareholders’ approval) (the “Maximum Indemnification Amount”).

1.3.
The Maximum Indemnification Amount shall not be affected in any way by the existence of, or payment under, insurance policies. Payment of indemnification shall not affect your right to receive insurance payments, if you receive the same (either personally or through the Company); however, the Company will not be required to indemnify you for any sums that were, in fact, already paid to you or paid on your behalf (in each case, without any obligation for you to repay any such amount) in respect of insurance or any other indemnification obligations made to you or on your behalf by any third party, except with respect to any excess beyond the amount paid. In the event there is any payment made to you or on your behalf (in each case, without any obligation for you to repay any such amount) under this Letter and such payment is covered by an insurance policy, the Company shall be entitled to collect such amount of payment from the insurance proceeds and you shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

1.4.
In the event the indemnification amount the Company is required to pay to its Officers and its director nominees, as set forth in Section 1.1 above, exceeds at a certain time the Maximum Indemnification Amount (or the balance thereof after deducting any indemnification amounts paid or payable by the Company to any of its Officers or director nominees at such time) in accordance with Section 1.2 above, the Maximum Indemnification Amount or its remaining balance will be allocated between the Officers and director nominees entitled to indemnification, in the manner that the amount of indemnification that each of the Officers and director nominees will actually receive will be calculated in accordance with the ratio between the amount each individual Officer may be indemnified for, and the aggregate amount that all of the relevant Officers and director nominees involved in the event may be indemnified for.

1.5.
Upon the occurrence of a proceeding of the type set forth in Section 1.1 above, the Company shall place at your disposal, on the date on which such amounts are first payable by you, the funds required to cover the expenditures and payments in connection with such proceeding, in a manner such that you shall not be required to pay for, or personally finance the legal expenses, subject to the conditions and instructions in this Indemnification Letter. Advances shall be unsecured and interest free. Advances shall be made without regard to your ability to repay the expenses and, subject to Section 4 below, without regard to your ultimate entitlement to indemnification under the provisions of this Letter. The payments of any such amounts shall be made by the Company directly to you (if you actually made the payment of such amount) or the relevant third party (if you have not yet made payment of such amount), as soon as practicable, but in any event no later than seven days after written demand by you therefor to the Company, and any such payment shall be deemed to constitute indemnification hereunder. As part of the aforementioned undertaking, the Company will make available to you any security or guarantee that you may be required to post in accordance with an interim decision given by a court, governmental or administrative body, or an arbitrator, including for the purpose of substituting liens imposed on your assets.

2.
The Company’s obligation to indemnify you in accordance with this Letter is subject to the statements set forth in this Section 2 and the permissibility of any such indemnification under applicable law.

2.1.
You shall inform the Company in writing of the commencement of any legal proceeding brought against you in connection with any event that may entitle you to indemnification, and of the receipt of any written notice or written threat that any such legal proceeding may be commenced against you, and shall do so as promptly as practicable upon first becoming so aware, and you shall provide the Company, in the manner set forth in Section 14 below, all documents in connection with such proceedings as reasonably requested by the Company. If, at the time of receipt of notice from you, the Company has Officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in any such policy. The failure to notify the Company pursuant to this Section 2.2 will not relieve the Company from any liability it may have to you under this Letter unless and only to the extent such failure to provide notice materially prejudices the Company’s ability to defend such action.

2.2.
Other than with respect to proceedings that have been initiated against you by the Company or in its name, the Company, alone or jointly with any other indemnifying party, is entitled to assume the defense thereof, with counsel selected by the Company and reasonably acceptable to you provided that the Company shall inform you within 45 days from the date of receiving notice pursuant to Section 2.2 above (or within a shorter period of time if the matter requires filing a statement of defense or a response to a proceeding), that it has assumed the defense thereof and shall indemnify you according to this Letter. Notwithstanding the foregoing (i) you shall have the right to employ separate counsel in any such proceeding at your expense and (ii) if (A) the employment of separate counsel by you has been previously authorized by the Company, (B) you shall have reasonably concluded that there may be a conflict of interest between the Company and you in the conduct of such defense, or (C) the Company shall not continue to retain such counsel to defend such proceeding, then the fees and expenses actually and reasonably incurred by you with respect to his or her separate counsel shall be subject to indemnification hereunder. The Company and/or the aforementioned counsel shall have the right to conduct the defense as it or they see fit (provided that the Company shall conduct the defense in good faith and in a diligent manner); the appointed counsel shall act and shall owe its duty of loyalty to the Company and to you. In the event that the Company decides to settle a monetary obligation or to decide a monetary obligation by arbitration, mediation or settlement, the Company shall be entitled to do so as long as (a) the lawsuit or the threat of a lawsuit against you shall be fully withdrawn; (b) the amount of such obligation or settlement is fully indemnifiable pursuant to this Letter and/or applicable law; and (c) any such obligation or settlement does not impose any penalty or limitation on you or require the admission of wrongdoing by you. In the event that clause (c) is not met, the Company may only settle a monetary obligation or decide a monetary obligation by arbitration, mediation or settlement after obtaining your prior written consent.

2.3.
You shall cooperate with the Company and/or with any counsel appointed by the Company as set forth above in every reasonable manner that shall be required from you by any of them in connection with the handling of such legal proceedings, all in accordance with Section 1.2 above. You shall not bear any additional legal expenses due to such cooperation.

2.4.
Subject to the provisions of this Indemnification Letter, whether or not the Company shall act in accordance with Section 2.3 above, the Company shall cover litigation expenses in a manner such that you shall not be required to pay or finance such litigation expenses yourself.

2.5.
Your indemnification in connection with the legal proceedings against you, as set forth in this Letter, will not be enforceable in connection with amounts that you shall be required to pay as a result of a settlement or arbitration effected without the Company’s prior written consent.

2.6.
In addition, in the event of the indemnification hereunder is being paid in respect of your serving as an Officer in any Subsidiary, such indemnification will only be paid after all your rights to insurance and indemnification from such Subsidiary will have been exhausted, if and to the extent they exist.

2.7.	(A) Upon your written request for payment in connection with any event pursuant to this Letter, the Company shall take all necessary steps according to any applicable law to pay such payment and will do all that is required to obtain any approval that is required. If a determination with respect to your entitlement to indemnification pursuant to this Letter is required by applicable law, indemnification hereunder shall be made in the specific case by one of the following methods: (x) if no Change in Control has occurred, (i) by a majority vote of the Disinterested Directors, even if the number of such Disinterested Directors is less than a quorum of the Board (the “Majority Disinterested Directors”), (ii) by a committee of Disinterested Directors designated by the Majority Disinterested Directors or (iii) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to you; or (y) if a Change in Control shall have occurred, (i) if you so request in writing, by the Majority Disinterested Directors or (ii) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to you.
(B) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2.8(A) above, the Independent Counsel shall be selected by the Board, provided that if a Change in Control shall have occurred, you shall select the Independent Counsel. You or the Company, as the case may be, may, within five days after written notice of such selection, deliver to you or the Company, as the case may be, a written objection to such selection, provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” set forth in Section 15 below, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (a) your submission of a written request for indemnification pursuant to Section 2.2 above, and (ii) the final disposition of the proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, either you or the Company may petition the court for resolution of any objection which shall have been made by you or the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the court or by such other Person as the court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 2.8(A) above. Upon the due commencement of any judicial proceeding pursuant to Section 2.8(E) below, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(C) If the Person empowered or selected under this Section 2.8 to determine whether you are entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made, and you shall be entitled to such indemnification absent (i) your misstatement of a material fact, or an omission of a material fact necessary to make your statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law, provided, however, that such 60 day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Person making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.
(D) You shall cooperate with the Person making such determination with respect to your entitlement to indemnification, including providing to such Person upon reasonable advance request any documentation or information, which is not privileged or otherwise protected from disclosure and which is reasonably available to you and reasonably necessary to such determination. Any Independent Counsel, member of the Board or shareholder of the Company shall act reasonably and in good faith in making a determination regarding your entitlement to indemnification pursuant to this Letter. Any costs or expenses (including attorneys’ fees and disbursements) you incur in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to your entitlement to indemnification), and the Company hereby indemnifies and agrees to hold you harmless therefrom.
(E) If any approval is required for payment in connection with any event pursuant to this Letter and that payment shall not be approved for any reason (including if it is determined that you are not entitled to indemnification pursuant to Section 2.8(A) above), such payment, or any part of it, that will not be approved, as said above, shall be subject to the approval of a court.
(F) The Company shall not be obligated under this Letter to indemnify you:
(i) for an accounting or disgorgement of profits made from your purchase and sale (or sale and purchase) of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state or local statutory law or common law if you are held liable therefor (including pursuant to any settlement arrangements);
(ii) for any reimbursement of, or payment to, the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by you from the sale of securities of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if you are held liable therefor (including pursuant to any settlement arrangements) or any formal policy of the Company adopted by the Board (or a committee thereof), or any other remuneration paid to you if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or

(iii) with respect to any proceeding, or part thereof, brought by you against the Company, any legal entity which it controls, any director or officer thereof or any third party, unless (i) the Board has consented to the initiation of such proceeding or part thereof and (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; provided, however, that this Section 2.8(F)(iii) shall not apply to (A) counterclaims or affirmative defenses asserted by you in an action brought against you or (B) any action brought by you for indemnification or advancement from the Company under this Letter or under any Officers’ liability insurance policies maintained by the Company in the suit for which indemnification or advancement is being sought.

3.
The obligations of the Company according to this Letter shall remain valid even if you have ceased to be an Officer of the Company, provided that acts for which you are given a commitment of indemnification were performed or shall be performed during your service as an Officer of the Company. This Letter shall be binding upon the Company and its successors and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to you, expressly to assume and agree to perform this Letter in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

4.
In the event the Company pays to you, or in your place, any amount pertaining to this Letter in connection with a legal proceeding as stated above, and afterwards it shall be determined that you are not entitled to any indemnification from the Company for any reason whatsoever, the sums paid by the Company shall be considered a loan that was granted to you by the Company, and shall be linked to the Consumer Price Index and accrue interest in accordance with the Income Tax Regulations (Determination of the Interest Rate), 1985, as amended from time to time. You will be required to repay these sums to the Company when requested to do so in writing by the Company and in accordance with a payment schedule that the Company shall determine.

5.	Exculpation
Subject to the provisions of the Companies Law, the Company hereby releases you, in advance, as an Officer of the Company from liability to the Company for any damage that arises from the breach of your duty of care to the Company (within the meaning of such terms under Sections 252 and 253 of the Companies Law), other than breach of the duty of care towards the Company in a distribution (as such term is defined in the Companies Law).

6.	The terms contained in this Letter will be construed in accordance with the Companies Law.

7.
The obligations of the Company according to this Indemnification Letter shall be interpreted broadly and in a manner that shall facilitate its execution, to the extent permitted by law, and for the purposes for which it was intended. In the event of a conflict between any provision of this Letter and any provision of the law, said provision of the law shall supersede the specific provision in this Letter, but shall not limit or diminish the validity of the remaining provisions of this Letter.
The indemnification under this Letter will enter into effect upon your signing a copy of the same in the appropriate place, and the delivery of such signed copy to the Company. Upon its effectiveness, this Indemnification Letter revokes any previous undertaking for indemnification, if and insofar as offered and granted to you by the Company. Notwithstanding the foregoing, if this Indemnification Letter shall be declared or found void for any reason whatsoever, then any previous undertaking by the Company for indemnification towards you, to the extent granted, shall remain in full force and effect, subject to any applicable law.

8.
The Company may, at its sole discretion and at any time, revoke its undertaking to indemnify you hereunder, or reduce the Maximum Indemnification Amount, or limit the events to which it applies, either in regard to all the Officers and director nominees or to some of them, to the extent it relates only, to events that will apply after the date of such change, provided that prior notice has been given to the Officer of the Company’s intention to do so, in writing at least 60 days before the date on which such decision will enter into effect. For the avoidance of doubt, it is hereby clarified that any such decision will not have retroactive effect of any kind whatsoever and the Indemnification Letter, prior to such change or revocation, as the case may be, will continue to apply and be in full force and effect for all purposes in relation to any event that has preceded such change or revocation, even if the proceeding in respect thereof has been filed against the Officer after the change or revocation of the Indemnification Letter. In all other cases, this Indemnification Letter may not be changed, unless the Company and yourself have signed it.

9.
This Letter does not constitute a contract for the benefit of any third party and is not assignable. For the avoidance of doubt, in the event of death (God forbids), this Letter will apply to you and your estate.

10.
No waiver, delay, forbearance to act or extension granted by the Company or by you shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Letter will be construed in any circumstances as a waiver of the rights hereunder or by law, and will not prevent any such party from taking all legal and other steps as will be required in order to enforce such rights. No supplement, modification or amendment of this Letter or any provision hereof shall limit your right under this Letter in respect of any action you take or omit to take prior to such supplement, modification or amendment.

11.
The foregoing does not derogate from the Company’s right to indemnify you retroactively in accordance with the amended and restated articles of association of the Company and subject to any applicable law.

12.
The laws of the State of Israel shall govern this Letter and all issues related thereto, without giving effect to any conflicts of law principles. You and the Company hereby (i) irrevocably consent to the exclusive jurisdiction of the courts in Tel Aviv, Israel in connection with this

Indemnification Letter, except if an indemnification claim is related to a legal proceeding already filed by a third party in a different court and (ii) irrevocably consent to service of process at the address set forth in Section 14 of this Letter.

13.	Enforcement
The Company expressly confirms and agrees that it has entered into this Letter and assumed the obligations imposed on it hereby in order to induce you to serve or continue to serve as an Officer of the Company, and the Company acknowledges that you are relying upon this Letter in serving as an Officer of the Company.
This Letter constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Letter is a supplement to and in furtherance of the Amended and Restated Articles of Association of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any of your rights thereunder.

14.	Notices
All notices, requests, demands and other communications under this Letter shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed; (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed; or (iv) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:
(a) If to you, at such address as you shall provide the Company.
(b) If to the Company to:
Jack Wakileh
Tufin Software Technologies Ltd.
5 Shoham Street
Ramat-Gan 52521, Israel
or to any other address as may have been furnished to you by the Company.

15.	In this Indemnification Letter-
“Action” or any derivative of it – including a decision or a failure to act and including your Actions before the date of this Indemnification Letter that were made during your term of service as an Officer in the Company.

“Change in Control” – (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the share capital of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
“Disinterested Directors” – members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought.
“Enterprise” – any corporation (other than the Company), partnership, joint venture, trust, employee benefit plan, limited liability company, or other legal entity you are or were serving at the request of the Company as a director, manager, partner, officer, employee, agent or trustee.
“Independent Counsel” – a law firm, or a partner (or, if applicable, member or shareholder) of such a law firm, that is experienced in matters of applicable law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any subsidiary of the Company, any Enterprise or you in any matter material to any such party; or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or you in an action to determine your rights under this Letter. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Letter or its engagement pursuant hereto.
“Officer” – in accordance with its meaning in the Companies Law, including a senior employee of the Company.
“Person” – any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.
This Letter shall be neutral with regard to gender.

16.
The rights of indemnification and to receive advancement as provided by this Letter shall not be deemed exclusive of any other rights to which you may at any time be entitled under applicable law, the Amended and Restated Articles of Association of the Company, any

agreement, a vote of shareholders or a resolution of directors, or otherwise. To the extent that a change in Israeli law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Amended and Restated Articles of Association of the Company or this Letter, it is the intent of the parties hereto that you shall enjoy by this Letter the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

17.	The Schedule to this Letter is an integral and inseparable part of it.

In witness whereof, the Company shall execute this Indemnification Letter by its authorized signatories that have been duly appointed.

Tufin Software Technologies Ltd.

I hereby confirm receiving this Letter and consent to all its terms.

Officer

Date:

SCHEDULE
Subject to any provision of the law, the events are as follows:

1.
Any issuance of the Company’s securities and/or listing of the Company’s securities for trading on a stock exchange in the U.S., Israel or any other country, including without limitation, a public offering pursuant to a prospectus, a private offering, an offer for sale, the issuance of bonus shares or any offer of securities in any other manner;

2.
An event arising from the Company being a public company or arising from the fact that its shares were offered to the public or arising from the fact that the Company's shares are traded on a stock exchange in the U.S., Israel or any other country;

3.	Conducting tender offers and anything related thereto;

4.
A “Transaction” within the meaning of Section 1 of the Companies Law[1], including without limitation negotiations for entering into a transaction, the transfer, sale or purchase or charge of assets or liabilities, including securities, or the grant or receipt of a right to any of the foregoing, receiving credit and the grant of collateral and any act directly or indirectly involved in such “Transaction” and including disclosure of information and documents with respect to such “Transaction”;

5.	Resolutions and/or acts relating to approval of transactions with stakeholders, as such transactions are defined in Chapter 5 of Part VI of the Companies Law;

6.
Report or notice filed in accordance with (a) any applicable law, including the Companies Law, the Israeli Securities Law of 1968, the Securities Act of 1933 and/or the Securities Exchange Act of 1934, including regulations promulgated thereunder; (b) any tax laws, antitrust laws and labor laws; and (c) any rules or instructions prevailing on an Israeli stock exchange, a U.S. stock exchange, or a stock exchange in any other country or any law of another country regulating similar matters and/or the omission to act accordingly;

7.	Adoption of the findings of external opinions for the purpose of the issuance of an immediate report, prospectus, financial statements or any other disclosure document;

8.
Discussion and passing resolutions and discovery and disclosure in the Company's reports, including an evaluation with respect to the effectiveness of internal controls and other issues incorporated in the report of the Board, as well as the issuance of statements and references to the Company’s financial statements;

9.
Preparation, editing, approval and execution of the financial statements, including the passing of resolutions as to the application of accounting principles and any restatement of the Company’s financial statements;

________________________

[1]	Article 1 of the Companies Law defines “Transaction” as a contract or engagement or a unilateral decision of the company regarding a grant of a right or another benefit.”

10.	Adoption of financial reporting in accordance with Generally Accepted Accounting Principles (US GAAP), and any act in connection therewith;

11.	Events relating to the effecting of investments on the part of the Company in any corporation;

12.	Any resolution with respect to distribution, as defined in the Companies Law, including a distribution with the court's approval;

13.
Amendment to the Company’s structure or its reorganization, a change in the Company's ownership, or any resolution with respect to such matters, including without limitation, a merger, split, change in the Company’s capital structure, incorporation of subsidiaries, dissolution or sale thereof, issuance or distribution;

14.
Consolidation, change or revision of arrangements between the Company and the shareholders and/or holders of bonds and/or banks and/or creditors of the Company or of any entities affiliated with the Company, including the preparation or revision of the trust deeds, bonds and outline and arrangement documents in general;

15.	Acts relating to the issuance of licenses, permits or approvals, including approvals and/or exemptions in respect of restrictive trade practices;

16.	Taking part in and preparation of tenders;

17.
The making of any statement, including a bona fide statement or opinion, vote and/or abstaining from voting, made by an Officer of the Company in such capacity, such as in negotiations and contractual engagements with suppliers and customers, including during meetings of management, the Board or any committee thereof;

18.	An act in contradiction to the articles or memorandum of association of the Company then in effect;

19.
Any action or decision in relation to employer-employee relations, including the negotiation for, signing and performance of individual or collective employment agreements, other employee benefits (including allocation of securities to employees) and harassment suits;

20.	Any action or decision in relation to work safety and/or working conditions;

21.	Acts in connection with the sale, distribution, licensing or use of Company's products;

22.	Any act or omission undertaken in negotiating, signing and performing any insurance policy or any claim relating to a failure to maintain appropriate insurance and/or adequate safety matters;

23.	Formulating working programs, including pricing, marketing, distribution, directives to employees, customers and suppliers and collaborations with competitors;

24.	Decisions and/or acts pertaining to the environment and to public health, including dangerous substances;

25.	Decisions and/or acts pertaining to the Consumer Protection Law, 5741-1981, and/or orders and/or Regulations thereunder;

26.
Acts relating to the Company's intellectual property and the protection thereof, including the registration or enforcement of intellectual property rights and their protection within claims in connection therewith;

27.	Infringement of intellectual property rights of third parties, including, without limitation, patents, designs, breeders' rights, trademarks, and copyrights;

28.
Negotiating, making and performing contracts of any kind and type with suppliers, distributors, agents, franchisees and the like of the products that are marketed and/or sold by, or by those serving, the Company;

29.	Negotiating, making and performing agreements with manpower contractors, service contractors, building contractors, renovations contractors, etc.;

30.	Reporting and/or filing applications to state and other authorities;

31.	Investigations on the part of state and other authorities;

32.
Management of the bank accounts which the Company operates and performance of transactions in such bank accounts, including with respect to transactions in foreign currencies (including foreign currency deposits), securities (including resale transactions in securities and lending and borrowing of securities), loans and credit facilities, debit cards, bank guarantees, letters of credit, and consultation agreements concerning investments, including with portfolio managers, hedging transactions, options, futures contracts, derivatives, swap transactions, etc.;

33.	Realization of personal guarantees provided by the Officer to the Company, as security for the Company's obligations and/or declarations;

34.
Failure to maintain complete and/or proper due diligence procedures over the Company's investments, resulting in a loss of the investments in whole or in part and/or an adverse effect to the Company's businesses and/or breach of an undertaking vis-à-vis a third party;

35.
Events and acts in connection with investments performed by the Company in various corporations, before or after effecting the investment, including for the purpose of entering into a transaction, its implementation, development, follow up and supervision;

36.	Financial liability imposed on an Officer in connection with acts in which he took part on behalf of the Company, vis-à-vis the various state institutions;

37.
Financial liability imposed on an Officer in connection with a claim by third parties against the Officer due to deficient or misleading disclosure, in writing or verbally, to existing and/or potential investors in the Company, including in the event of the merger of the Company with another company;

38.	Covering the excess insurance in the event of the activation of Officers’ liability insurance;

39.	Breach of the provisions of any agreement whatsoever to which the Company is a party;

40.	An act relating to a tax liability of the Company and/or a subsidiary and/or shareholders of any of them;

41.
Any of the foregoing events, in connection with the capacity of the Officer in the Company by virtue of his capacity as an Officer and/or employee and/or observer at meetings of competent organs of a related corporation;

42.	Acts and omissions not covered by a product insurance policy;

43.	Acts and omissions in connection with bodily injuries or property damage attributed to the Company and/or to an Officer who has acted on its behalf;

44.	Acts and omissions arising from failure to purchase appropriate insurance and/or to take sufficiently secure measures and/or negligence in risk management;

45.	Any of the foregoing events relating to the capacity of such Officer as an Officer of a corporation controlled by the Company or otherwise affiliated therewith; and

46.	Any event or action for which indemnification is allowed to be granted under the Efficiency of Enforcement Proceedings in the Israel Securities Authority Law (Legislation Amendments) of 2011.
* * *